UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 13, 2020, Plug Power Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (the “Agent”), relating to the offer and sale of shares of the Company’s common stock having an aggregate offering price of up to $75 million (the “Shares”) to or through the Agent, as sales agent or principal.

Sales of the Shares, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will receive from the Company a commission in an amount up to 3.0% of the gross sales price of all Shares sold through it as Agent under the Sales Agreement. We have agreed to provide the Agent with customary indemnification and contribution rights. We will also reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-235328), which became effective upon filing with the Securities and Exchange Commission on December 2, 2019, and a prospectus supplement dated April 13, 2020 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement, or (b) the termination of the Sales Agreement by the Agent or the Company, as permitted therein.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report. The foregoing description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit to the Current Report. A copy of the opinion of Goodwin Procter LLP with respect to the validity of the Shares that may be offered and sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
1.1	At Market Issuance Sales Agreement, dated April 13, 2020, by and between Plug Power Inc. and B. Riley FBR, Inc.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 13, 2020	By:	/s/ Andrew Marsh
Andrew Marsh, Chief Executive Officer

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